(10) (iii) Guaranty by Medicore, Inc. dated April 3, 2001.

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                                   GUARANTY
                        (Continuing Debt - Unlimited)

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DATE AND PARTIES.  The date of this Guaranty is April 3, 2001.  The parties and their addresses are:

LENDER:
     HERITAGE COMMUNITY BANK
     3140 Inner Perimeter Road
     Valdosta, Georgia 31602
     Telephone: (229) 241-2851

BORROWER:
     DIALYSIS CORPORATION OF AMERICA
     a Florida Corporation
     27 Miller St
     Lemoyne, Pennsylvania 17043

GUARANTOR:
     MEDICORE, INC.
     a Corporation
     2337 West 76th St
     Hialeah, Florida 33016

1. DEFINITIONS. As used in this Guaranty, the terms have the following meanings:
     A. Pronouns. The pronouns "I", "me" and "my" refer to all persons or entities signing this Guaranty, individually and together with their heirs, successors and assigns. "You" and "your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Debt.
     B. Note. "Note" refers to the document that evidences the Borrower's indebtedness, and any extensions, renewals, modifications and substi-tutions of the Note.
     C. Debt. "Debt" refers to debts, liabilities, and obligations of the Borrower (including, but not limited to, amounts agreed to be paid under the terms of any notes or agreements securing the payment of any debt, loan, liability or obligation, overdrafts, letters of credit, guaranties, advances for taxes, insurance, repairs and storage, and all extensions, renewals, refinancings and modifications of these debts) whether now existing or created or incurred in the future, due or to become due, or absolute or contingent, including obligations and duties arising from the terms of all documents prepared or submitted for the transaction such as applications, security agreements, disclosures, the Note, and this Guaranty. Debt does not include any obligations incurred by the Borrower after the date of this Guaranty for which the Borrower meets your standard of creditworthiness based on the Borrower's own assets and income without the addition of a guaranty or for which, although you require a guaranty, the Borrower chooses someone other than me to guaranty the obligation.
     D. Property. "Property" means any property, real, personal or intangible, that secures performance of the obligations of the Note, Debt, or this Guaranty.

2. AGREEMENT TO GUARANTY. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce you, at your option, to make loans or engage in any other transactions with the Borrower from time to time, I absolutely and unconditionally promise to pay and guarantee the full and prompt payment of the following Debt when due (whether at maturity or upon acceleration), including without limitation, all principal, accrued interest, attorneys' fees and collection costs, when allowed by law, that may become due from the Borrower to you in collecting the Debt and in enforcing this Guaranty and all other agreements with respect to the Borrower.

3. SPECIFIC AND FUTURE DEBT GUARANTY. I absolutely and unconditionally agree to all terms of and guarantee to you the payment and performance of each and every Debt, of every type, purpose and description that the Borrower either individually, among all or a portion of themselves, or with others, may now or at any time in the future owe you, including, but not limited to the following described Debt(s):
You may, without notice, apply this Guaranty to such Debt of the Borrower as you may select from time to time.

4. EXTENSIONS. I consent to all renewals, extensions, modifications and substitutions of the Debt which may be made by You upon such terms and conditions as you may see fit from time to time without further notice to me and without limitation as to the number of renewals, extensions, modifica-tions or substitutions.
     A. Future Advances. I waive notice of and consent to any and all future advances made to the Borrower by you.

5. PRIMARY LIABILITY. I am primarily liable under this Guaranty, regardless of whether or not you pursue any of your remedies against the Borrower, against any other maker, surety, guarantor or endorser of the Debt or against any Property. You may sue me alone, or anyone else who is obligated on this Guaranty, or any number of us together, to collect the Debt. My liability is not conditioned on the signing of this Guaranty by any other person and further is not subject to any condition not expressly set forth in this Guaranty or any instrument executed in connection with the Debt. My obligation to pay according to the terms of this Guaranty shall not be affected by the illegality, invalidity or unenforceability of any notes or agreements evidencing the Debt, the violation of any applicable usury laws, forgery, or any other circumstances which make the indebtedness unenforceable against the Borrower. I will remain obligated to pay on this Guaranty even if any other person who is obligated to pay the Debt, including the Borrower, has such obligation discharged in bankruptcy, foreclosure, or otherwise discharged by law.

6. BANKRUPTCY. If a bankruptcy petition should at any time be filed by or against the Borrower, the maturity of the Debt, so far as my liability is concerned, shall be accelerated and the Debt shall be immediately payable by me. I acknowledge and agree that this Guaranty, and the Debt secured hereby, will remain in full force and effect at all times, notwithstanding any action or undertakings by, or against, you or against any Property, in connection with any obligation in any proceeding in the United States Bankruptcy Courts. Such action or undertaking includes, without limitation, valuation of Property, election of remedies or imposition of secured or unsecured claim status upon claims by you, pursuant to the United States Bankruptcy Code, as amended. In the event that any payments of principal or interest received and paid by any other guarantor, borrower, surety, endorser or co-maker is deemed, by final order of a court of competent jurisdiction, to have been a voidable preference under the bankruptcy or insolvency laws of the United States or otherwise, then my obligation will remain as an obligation to you and will not be considered as having been extinguished.

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7. REVOCATION. I agree that this is an absolute and unconditional Guaranty. I agree that this Guaranty will remain binding on me, whether or not there are any debts outstanding, until you have actually received written notice of my revocation or written notice of my death or Incompetence. Notice of revocation or notice of my death or Incompetence will not affect my obligation under this Guaranty with respect to any Debts Incurred by or for which you have made a commitment to Borrower before you actually receive such notice, and all renewals, extensions, refinancings, and modifications of such Debts. I agree that if any other person signing this Guaranty provides a notice of revocation to you, I will still be obligated under this Guaranty until I provide such a notice of revocation to you. If any other person signing this Guaranty dies or is declared incompetent, such fact will not affect my obligations under this Guaranty.

8. PROPERTY. I agree that any Property may be assigned, exchanged, released in whole or in part or substituted without notice to me and without defeating, discharging or diminishing my liability. My obligation is absolute and your failure to perfect any security interest or any act or omission by you which impairs the Property will not relieve me or my liability under this Guaranty. You are under no duty to preserve or protect any Property until you are in actual or constructive possession. For purposes of this paragraph, you will only be in "actual" possession when you have physical, immediate and exclusive control over the Property and have accepted such control in writing. Further, you will only be deemed to be in "constructive" possession when you have both the power and intent to exercise control over the Property.

9. DEFAULT.  I will be in default if any of the following occur:
     A. Payments.  I fail to make a payment in full when due.
     B. Insolvency. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due.
     C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.
     D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Guaranty.
     E. Other Documents. A default occurs under the terms of any other transaction document.
     F. Other Agreements. I am in default on any other debt or agreement I have with you.
     G. Misrepresentation. I make any verbal or written statement or provide any financial information that I know is untrue, inaccurate, or conceals a material fact at the time it is made or provided.
     H. Judgment. I fail to satisfy or appeal any judgment against me.
     I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.
     J. Name Change. I change my name or assume an additional name without notifying you before making such a change.
     K. Property Transfer. I transfer all or a substantial part of my money or property.
     L. Property Value.  The value of the Property declines or is impaired.
     M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.
     N. Insecurity.  You reasonably believe that you are insecure.

10. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.
     A. Additional Waivers. In addition, to the extent permitted by law, I consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to the Debt or this Guaranty.
         (1) You may renew or extend payments on the Debt, regardless of the number of such renewals or extensions.
         (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.
         (3) You may release, substitute or impair any Property securing the Debt.
         (4) You, or any institution participating in the Debt, may invoke your right of set-off.
         (5) You may enter into any sales, repurchases or participations of the Debt to any person in any amounts and I waive notice of such sales, repurchases or participations.
         (6) I agree that the Borrower is authorized to modify the terms of the Debt or any instrument securing, guarantying or relating to the Debt.
         (7) You may undertake a valuation of any Property in connection with any proceedings under the United States Bankruptcy Code concerning the Borrower or me, regardless of any such valuation, or actual amounts received by you arising from the sale of such Property.
         (8) I agree to consent to any waiver granted the Borrower, and agree that any delay or lack of diligence in the enforcement of the Debt, or any failure to file a claim or otherwise protect any of the Debt, in no way affects or impairs my liability.
         (9) 1 agree to waive reliance on any anti-deficiency statutes, through subrogation or otherwise, and such statutes in no way affect or impair my liability. In addition, I waive any right of subroga-tion, contribution, reimbursement, indemnification, exoneration, and any other right I may have to enforce any remedy which you now have or in the future may have against the Borrower or another guarantor or as to any Property.

         Any Guarantor who is an "insider," as contemplated by the United States Bankruptcy Code, 11 U.S.C. 101, as amended, makes these waivers permanently. (An insider includes, among others, a director, officer, partner, or other person in control of the Borrower, a person or an entity that is a co-partner with the Borrower, an entity in which the Borrower is a general partner, director, officer or other person in control or a close relative of any of these other persons.) Any Guarantor who is not an insider makes these waivers until all Debt is fully repaid.
         B. No Waiver By Lender. Your course of dealing, or your forbearance form or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in the Debt instruments, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.
         C. Waiver of Claims. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

11. REMEDIES. After the Borrower or I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.
     A. Acceleration. You may make all or any part of the amount owing by the terms of this Guaranty immediately due.
     B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing the Debt.
     C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on default.

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     D. Payments Made on the Borrower's Behalf.  Amounts advanced on the
     Borrower's behalf will be immediately due and may be added to the balance owing under the Debt.
     E. Attachment.  You may attach or garnish my wages or earnings.
     F. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Guaranty against any right I have to receive money from you.

     My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other nondeposit obligation. "Any amount due and payable under the terms of this Guaranty" means the total amount to which you are entitled to demand payment under the terms of this Guaranty at the time you set-off.

     Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Debt, your right of set-off will be limited to my proportionate interest in the obligation. In the absence of reasonable proof of net contributions, my proportionate interest equals the amount of such obligation divided equally by all parties having present rights to receive such money.

     Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
     G. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

12. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Guaranty or any instrument executed in connection with the creation of any Debt guarantied by this Guaranty. All fees and expenses will be secured by the Property I have granted you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect the Debt guarantied by this Guaranty as awarded by any court exercising juris-diction under the Bankruptcy Code.

13. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Guaranty is in effect:
     A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.
     B. Authority. The execution, delivery and performance of this Guaranty and the obligation evidenced by this Guaranty are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.
     C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 1 0 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

In addition, I represent and warrant that this Guaranty was entered into at the request of the Borrower, and that I am satisfied regarding the Borrower's financial condition and existing indebtedness, authority to borrow and the use and intended use of all Debt proceeds. I further represent and warrant that I have not relied on any representations or omissions from you or any informa-tion provided by you respecting the Borrower, the Borrower's financial condition and existing indebtedness, the Borrower's authority to borrow or the Borrower's use and intended use of all Debt proceeds.

14. RELIANCE. I acknowledge that you are relying on this Guaranty in extending credit to the Borrower, and I have signed this Guaranty to induce you to extend such credit. I represent and warrant to you that I have a direct and substantial economic interest in the Borrower and expect to derive substantial benefits from any loans and financial accommodations resulting in the creation of indebtedness guaranteed hereby, and that this Guaranty is given for a business purpose. I agree to rely exclusively on the right to revoke this Guaranty prospectively as to future transactions in the manner as previously described in this Guaranty if at any time, in my opinion or the opinion of the directors or officers of my business, the benefits then being received by me in connection with this Guaranty are not sufficient to warrant the continuance of this Guaranty. You may rely conclusively on a continuing warranty that I continue to be benefited by this Guaranty and you will have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty will be effective and enforceable by you without regard to the receipt, nature or value of any such benefits.

15. APPLICABLE LAW. This Guaranty is governed by the laws of Georgia, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.

16. AMENDMENT, INTEGRATION AND SEVERABILITY. This Guaranty may not be amended or modified by oral agreement. No amendment or modification of this Guaranty is effective unless made in writing and executed by you and me. This Guaranty is the complete and final expression of the agreement. If any provision of this Guaranty is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

17. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Guaranty.

18. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information.
I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Guaranty and to confirm your lien status on any Property. Time is of the essence.

19. CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies, and report to others (such as a credit reporting agency) your credit experience with me. I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.

20. SIGNATURES. By signing under seal, I agree to the terms contained in this Guaranty. I also acknowledge receipt of a copy of this Guaranty.

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GUARANTOR:
  Medicore, Inc.

/s/ Daniel R. Ouzts                        /s/ Lawrence E. Jaffe

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Daniel R. Ouzts, Vice President            Lawrence E. Jaffe, Secretary

LENDER:

  Heritage Community Bank

/s/ Tim S. Jones

--------------------------------(SEAL)
Tim S. Jones, President